File No. 70-9669

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM U-1

POST-EFFECTIVE AMENDMENT NO. 5 TO APPLICATION-DECLARATION

UNDER

THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

(Name of company filing this statement and address for purposes of application)

Scottish Power plc Scottish Power NA 1 Limited Scottish Power NA 2 Limited Scottish Power UK Holdings Limited Scottish Power UK plc 1 Atlantic Quay Glasgow G2 8SP Scotland UK

PacifiCorp Holdings, Inc.

PacifiCorp

PacifiCorp Group Holdings Company

PPM Energy, Inc.

Pacific Klamath Energy, Inc.

PacifiCorp Financial Services, Inc.

Energy West Mining Company

Glenrock Coal Company

Interwest Mining Company

Pacific Minerals, Inc.

PacifiCorp Environmental Remediation Company

PacifiCorp Investment Management, Inc.

PACE Group, Inc.

Enstor, Inc.

Arlington Wind LLC

Heartland Wind LLC

Suite 2000

825 N.E. Multnomah Street

Portland, OR 97232

(Name of top registered holding company

parent of each applicant or declarant)

Scottish Power plc

(Name and addresses of agents for service)

Ian M. Russell Chief Executive Officer Scottish Power plc 1 Atlantic Quay Glasgow G2 8SP Scotland, UK	Judith A. Johansen President & CEO PacifiCorp Suite 2000 825 N.E. Multnomah Street Portland, OR 97232

With copies to:

    David T. Nish, Finance Director

    Andrew Mitchell, Company Secretary

    James Stanley, General Counsel

    Scottish Power plc

    1 Atlantic Quay

    Glasgow G2 8SP

    Scotland, UK

    Andrew P. Haller

    Senior Vice President & General Counsel PacifiCorp

    Suite 2000

    825 N.E. Multnomah Street

    Portland, OR 97232

M. Douglas Dunn Carla J. Urquhart Milbank, Tweed, Hadley & McCloy LLP 1 Chase Manhattan Plaza New York, NY 10005

ITEM 6. EXHIBITS

F-2 Additional opinion of counsel on state orders

SIGNATURE

Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the registrant has caused this Post-effective Amendment No. 5 to the Application-Declaration to be duly signed on its behalf in the City of Glasgow and Country of Scotland on the 3rd day of June, 2004.

Scottish Power plc

By	/S/ JAMES STANLEY
James Stanley
General Counsel

Attest:

/S/ DONALD MCPHERSON
Donald McPherson
Assistant Secretary

VERIFICATION

The undersigned, being duly sworn, deposes and says that he has duly executed the attached Post-effective Amendment No. 5 to the Application-Declaration dated December 6, 2000, for and on behalf of ScottishPower; that he is the General Counsel of such company; and that all action by stockholders, directors, and other bodies necessary to authorize deponent to execute and file such instrument has been taken. Deponent further says that he is familiar with such instrument and the contents thereof, and that the facts therein set forth are true to the best of his knowledge, information and belief.

/S/ JAMES STANLEY
James Stanley
General Counsel

Subscribed and sworn to before me

This 3rd day of June 2004.

/S/    DONALD MCPHERSON

My commission expires: N/A